TARGET PORTFOLIO TRUST


                                                   March 23, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  Rule 24f-2 Notice for
     Target Portfolio Trust
     (File No. 811-7064)

     On behalf of Target Portfolio Trust, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice.

     This document has been filed using the EDGAR system.

     Fees in the amount of $20,438.69 have been paid via wire transfer.

                                   Very truly yours,




                                   /s/ S. Jane Rose
                                   S. Jane Rose
                                   Secretary